EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2023 Second Quarter Results

LYNNWOOD, Wash., Sept. 07, 2023 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the second quarter ended July 29, 2023.

Net sales for the second quarter ended July 29, 2023 (13 weeks) decreased 11.6% to $194.4 million from $220.0 million in the second quarter ended July 30, 2022 (13 weeks). Net loss in the second quarter of fiscal 2023 was $8.5 million, or $0.44 per diluted share, compared to net income of $3.1 million, or $0.16 per diluted share, in the second quarter of the prior fiscal year.

Total net sales for the six months (26 weeks) ended July 29, 2023 decreased 14.4% to $377.3 million from $440.7 million reported for the six months (26 weeks) ended July 30, 2022. Net loss for the first six months of fiscal 2023 was $26.9 million, or $1.40 per diluted share, compared to net income for the first six months of fiscal 2022 of $2.7 million, or $0.14 per diluted share.

At July 29, 2023, the Company had cash and current marketable securities of $140.0 million compared to cash and current marketable securities of $166.2 million at July 30, 2022. The decrease was primarily driven by capital expenditures.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “While our North American business remains under pressure, second quarter sales trends improved month-to-month and our year-over-year top-line performance was meaningfully better compared with the first quarter. With continued headwinds facing consumer discretionary spending combined with a heightened promotional marketplace, we are pleased with the progress we’ve made positioning our business for the second half of 2023. The back-to-school season, which is historically a good indicator for holiday demand, is continuing to show improvement from the last few quarters. Despite the challenges year-to-date, we are confident that the global consumer centric operating model we have built and refined over the past four decades will continue to deliver great long-term value for our shareholders.”

Third Quarter To-Date
Total third quarter-to-date sales for the 37 days ending September 4, 2023 decreased 7.7%, compared with the same 37-day time period in the prior year ended September 5, 2022. Total comparable sales for the 37-day period ending September 4, 2023 were down 8.6% from the comparable period in the prior year.

Fiscal 2023 Third Quarter Outlook
The Company is introducing guidance for the three months ending October 28, 2023. Net sales are projected to be in the range of $211 to $216 million. Consolidated operating margins are expected to between negative 1.5% and negative 2.5% resulting in a loss per diluted share of approximately $0.15 to $0.25.

The Company currently intends to open approximately 19 new stores in fiscal 2023, including up to 5 stores in North America, 10 stores in Europe and 4 stores in Australia.

Conference call Information
To access the conference call, please pre-register using this link (registration link). Registrants will receive confirmation with dial-in details. The conference call will also be available to interested parties through a live webcast at https://ir.zumiez.com. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at https://ir.zumiez.com.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of August 26, 2023, we operated 761 stores, including 609 in the United States, 49 in Canada, 81 in Europe and 22 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, zumiez.ca, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2023 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) (Unaudited)

	Three Months Ended
	July 29, 2023	% of Sales	July 30, 2022	% of Sales
Net sales	$194,438	100.0%	$219,993	100.0%
Cost of goods sold	132,760	68.3%	144,929	65.9%
Gross profit	61,678	31.7%	75,064	34.1%
Selling, general and administrative expenses	72,171	37.1%	70,109	31.8%
Operating (loss) profit	(10,493)	-5.4%	4,955	2.3%
Interest income, net	775	0.4%	358	0.1%
Other income, net	423	0.2%	233	0.1%
(Loss) earnings before income taxes	(9,295)	-4.8%	5,546	2.5%
(Benefit from) provision for income taxes	(786)	-0.4%	2,479	1.1%
Net (loss) income	$(8,509)	-4.4%	$3,067	1.4%
Basic (loss) earnings per share	$(0.44)		$0.16
Diluted (loss) earnings per share	$(0.44)		$0.16
Weighted average shares used in computation of (loss) earnings per share:
Basic	19,311		19,084
Diluted	19,311		19,262

	Six Months Ended
	July 29, 2023	% of Sales	July 30, 2022	% of Sales
Net sales	$377,325	100.0%	$440,679	100.0%
Cost of goods sold	266,290	70.6%	293,242	66.5%
Gross profit	111,035	29.4%	147,437	33.5%
Selling, general and administrative expenses	142,881	37.8%	141,985	32.3%
Operating (loss) profit	(31,846)	-8.4%	5,452	1.2%
Interest income, net	1,632	0.4%	850	0.2%
Other (expense) income, net	(118)	0.0%	405	0.1%
(Loss) earnings before income taxes	(30,332)	-8.0%	6,707	1.5%
(Benefit from) provision for income taxes	(3,441)	-0.9%	4,037	0.9%
Net (loss) income	$(26,891)	-7.1%	$2,670	0.6%

Basic (loss) earnings per share	$(1.40)		$0.14
Diluted (loss) earnings per share	$(1.40)		$0.14
Weighted average shares used in computation of (loss) earnings per share:
Basic	19,254		19,308
Diluted	19,254		19,592

ZUMIEZ INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 29, 2023	January 28, 2023	July 30, 2022
	(Unaudited)		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$57,854	$81,503	$59,144
Marketable securities	82,128	91,986	107,036
Receivables	23,910	20,613	24,201
Inventories	156,654	134,824	151,071
Prepaid expenses and other current assets	14,523	11,252	14,053
Total current assets	335,069	340,178	355,505
Fixed assets, net	94,193	93,746	91,196
Operating lease right-of-use assets	221,538	222,240	228,243
Goodwill	56,889	56,566	54,017
Intangible assets, net	14,409	14,443	13,679
Deferred tax assets, net	12,161	8,205	6,546
Other long-term assets	11,575	12,525	11,425
Total long-term assets	410,765	407,725	405,106
Total assets	$745,834	$747,903	$760,611

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$69,773	$40,379	$72,915
Accrued payroll and payroll taxes	14,608	16,321	16,970
Operating lease liabilities	66,087	65,460	67,411
Other liabilities	19,312	23,649	23,951
Total current liabilities	169,780	145,809	181,247
Long-term operating lease liabilities	184,439	188,835	196,073
Other long-term liabilities	6,191	5,931	4,995
Total long-term liabilities	190,630	194,766	201,068
Total liabilities	360,410	340,575	382,315

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 19,809 shares issued and outstanding at July 29, 2023, 19,489 shares issued and outstanding at January 28, 2023, and 19,474 shares issued and outstanding at July 30, 2023	192,169	188,418	184,619
Accumulated other comprehensive loss	(18,557)	(19,793)	(26,662)
Retained earnings	211,812	238,703	220,339
Total shareholders’ equity	385,424	407,328	378,296
Total liabilities and shareholders’ equity	$745,834	$747,903	$760,611

ZUMIEZ INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)

	Six Months Ended
	July 29, 2023	July 30, 2022
Cash flows from operating activities:
Net (loss) income	$(26,891)	$2,670
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation, amortization and accretion	10,881	10,598
Noncash lease expense	34,380	33,040
Deferred taxes	(4,060)	3,035
Stock-based compensation expense	3,476	3,513
Impairment of long-lived assets	338	65
Other	84	(115)
Changes in operating assets and liabilities:
Receivables	(1,113)	(5,496)
Inventories	(21,721)	(24,671)
Prepaid expenses and other assets	(3,807)	(3,946)
Trade accounts payable	30,150	17,084
Accrued payroll and payroll taxes	(1,676)	(13,958)
Income taxes payable	(1,044)	(4,128)
Operating lease liabilities	(38,783)	(37,239)
Other liabilities	(4,480)	(4,611)
Net cash used in operating activities	(24,266)	(24,159)
Cash flows from investing activities:
Additions to fixed assets	(11,879)	(10,253)
Purchases of marketable securities and other investments	(1,850)	(1,914)
Sales and maturities of marketable securities and other investments	12,284	67,890
Net cash (used in) provided by investing activities	(1,445)	55,723
Cash flows from financing activities:
Proceeds from revolving credit facilities	25,682	19,844
Payments on revolving credit facilities	(25,682)	(19,844)
Proceeds from issuance and exercise of stock-based awards	460	781
Payments for tax withholdings on equity awards	(185)	(499)
Common stock repurchased	—	(87,860)
Net cash provided by (used in) financing activities	275	(87,578)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	179	(2,367)
Net decrease in cash, cash equivalents, and restricted cash	(25,257)	(58,381)
Cash, cash equivalents, and restricted cash, beginning of period	88,453	124,052
Cash, cash equivalents, and restricted cash, end of period	$63,196	$65,671
Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$1,520	$5,027
Accrual for purchases of fixed assets	1,784	2,466

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200